Exhibit 4.4

EXECUTION COPY

Assignment, Assumption and Recognition Agreement

This Assignment, Assumption and Recognition Agreement (the “Assignment Agreement”), dated as of April 29, 2004, among Terwin Advisors LLC, a Delaware limited liability company (the “Assignor”), GreenPoint Mortgage Securities LLC, a Delaware limited liability company (the “Assignee”), and GreenPoint Mortgage Funding, Inc. (the “Seller”):

For good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. The Assignor hereby grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as Purchaser, in, to and under (a) those certain Revolving Credit Loans listed on Exhibit A attached hereto (the “Revolving Credit Loans”); (b) the Seller’s Purchase, Warranties and Servicing Agreement dated as of November 7, 2003, but only to the extent of the related Revolving Credit Loans (the “Loan Purchase Agreement”); and (c) the Loan Transfer Agreement dated as of March 8, 2004, but only to the extent of the related Revolving Credit Loans (the “Loan Transfer Agreement” and together with the Loan Purchase Agreement, the “Purchase Agreements”). For purposes of this Assignment Agreement, the term “Purchase Agreements” include any separate bill of sale, assignment and conveyance or other instrument pursuant to which the Seller and Wachovia Bank, National Association (“Wachovia”) effectuated the purchase and sale of any Revolving Credit Loan following the execution and delivery of the Purchase Agreements.

2. The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under any and all obligations of the Assignor with respect to any Revolving Credit Loans subject to the Purchase Agreements which are not the Revolving Credit Loans set forth on Exhibit A attached hereto and are not the subject of this Assignment Agreement. The Purchase Agreements and this Assignment Agreement are referred to herein collectively as the “Agreement.”

3. The Seller represents and warrants to the Assignee that (a) the copies of the Purchase Agreements, attached hereto as Exhibit B, provided to the Assignee, are true, complete and accurate copies of the Purchase Agreements, (b) the Purchase Agreements are in full force and effect as of the date hereof, (c) the provisions thereof have not been waived, amended or modified in any respect, nor have any notices of termination been given thereunder, (d) the Purchase Agreements contain all of the terms and conditions governing the sale of the Revolving Credit Loans by the Seller to Wachovia; provided, however, that the date of purchase and sale and the amount of payment for the Revolving Credit Loans may be set out in a Purchase Price and Terms Letter, as defined in the Purchase Agreements, and (e) the Seller sold, conveyed and transferred the Revolving Credit Loans to Wachovia pursuant to the Purchase Agreements.

4. The Assignor warrants and represents to, and covenants with, the Assignee and the Seller that:

(a) As of the date hereof, the Assignor is not in default under the Purchase Agreements;

(b) The Assignor is transferring the Revolving Credit Loans and any and all of its interests, rights and obligations under the Purchase Agreements, free from any and all claims and encumbrances arising out of the Assignor’s ownership thereof;

(c) The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Seller or Wachovia with respect to the Purchase Agreements or the Revolving Credit Loans;

(d) The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Purchase Agreements or the Revolving Credit Loans;

(e) The Assignor is a Delaware limited liability company in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to sell, transfer and assign the Revolving Credit Loans;

(f) The Assignor has full corporate power and authority to execute, deliver and perform under this Assignment Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment Agreement is in the ordinary course of the Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor’s charter or by-laws, or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignor or its property is subject. The execution, delivery and performance by the Assignor of this Assignment Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignor. This Assignment Agreement has been duly executed and delivered by the Assignor and constitutes the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditor’s rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law;

(g) No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Assignment Agreement, or the consummation by it of the transactions contemplated hereby; and

(h) The Assignor has paid the purchase price for the Revolving Credit Loans.

5. The Assignee warrants and represents to, and covenants with, the Assignor and the Seller that:

(a) The Assignee is a Delaware limited liability company, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Revolving Credit Loans;

(b) The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment Agreement is in the ordinary course of the Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee’s charter or by-laws, or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject. The execution, delivery and performance by the Assignee of this Assignment Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditor’s rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law; and

(c) No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment Agreement, or the consummation by it of the transactions contemplated hereby;

6. The Seller warrants and represents to, and covenants with, the Assignor and the Assignee that:

(a) The Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to service the Revolving Credit Loans;

(b) The Seller has full power and authority to execute, deliver and perform under the Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by the Agreement is in the ordinary course of the Seller’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Seller’s charter or by-laws, or any legal restriction, or any material agreement or instrument to which the Seller is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject. The execution, delivery and performance by the Seller of this Assignment Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Seller. This Assignment Agreement has been duly executed and delivered by the Seller and constitutes the valid and legally binding obligation of the Seller enforceable against the Seller in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law;

(c) No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Seller in connection with the execution, delivery or performance by the Seller of the Agreement, or the consummation by it of the transactions contemplated hereby;

(d) As of the date hereof, the Seller is not in default under the Purchase Agreements; and

(e) No event has occurred or has failed to occur, during the period commencing on date on which the Assignor acquired the Revolving Credit Loans and ending on the date hereof, inclusive, which would make the representations and warranties set forth in Section 3.02 of the Loan Purchase Agreement untrue if such representations and warranties were made with respect to the Revolving Credit Loans effective as of the date hereof.

Within sixty (60) days of the earlier of either, discovery by the Seller or notice to the Seller from the Assignor to the Assignee, of a breach of any of the foregoing representations and warranties with respect to a Revolving Credit Loan which materially and adversely affects the value of such Revolving Credit Loan or the Assignee’s interests therein, the Seller shall use its best efforts to cure such breach in all material respects and, if such breach is not cured within such sixty (60) day period, the Seller shall, at the Assignee’s option, repurchase such Revolving Credit Loan at a price equal to the unpaid principal balance of the Revolving Credit Loan as of the date or repurchase, plus accrued interest thereon to, but not including, the date of repurchase.

In connection with any repurchase of a Revolving Credit Loan, the Assignee shall reassign the provisions of the Purchase Agreements to the Seller with respect to such Revolving Credit Loan, and provide for the prompt delivery of the related custodial file to the Seller or its designee, as applicable.

7. From and after the date hereof, the Seller shall recognize the Assignee or any of its assigns as the owner of the Revolving Credit Loans, and shall look solely to such entity for performance from and after the date hereof of the Assignor’s obligations with respect to the Revolving Credit Loans. Effective the date hereof, the Seller and the Assignee agree that with respect to the Revolving Credit Loans, the servicing provisions of the Loan Purchase Agreement and the provisions relating to payment for Additional Balances shall be superseded by the corresponding provisions of the Sale and Servicing Agreement dated as of April 1, 2004 among the Assignee, the Seller, as originator and servicer, GreenPoint Home Equity Loan Trust 2004-2, as issuer and U.S. Bank National Association, as indenture trustee.

8. Notice Addresses.

(a) The Assignee’s address for purposes of all notices and correspondence related to the Revolving Credit Loans and this Assignment Agreement is:

GreenPoint Mortgage Securities LLC

100 Wood Hollow Drive, Doorstop #32210

Novato, CA 94945

Attention: S.A. Ibrahim

(b) The Assignor’s address for purposes for all notices and correspondence related to the Revolving Credit Loans and this Assignment Agreement is:

Terwin Advisors LLC

c/o The Winter Group

3 Park Avenue

New York, NY 10016

(FAX) (212) 725-7977

Attention: Richard Winter

(c) The Seller’s address for purposes of all notices and correspondence related to the Revolving Credit Loans and this Assignment Agreement is:

GreenPoint Mortgage Funding, Inc.

100 Wood Hollow Drive, Doorstop #32210

Novato, CA 94945

Attention: Steve Abreu

9. This Assignment Agreement shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of laws principles) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.

10. This Assignment Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which the Seller, the Assignor or the Assignee may be merged or consolidated shall, without the requirement for any further writing, be deemed the Seller, the Assignor or the Assignee, respectively, hereunder.

11. No term or provision of this Assignment Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

12. This Assignment Agreement shall survive the conveyance of the Revolving Credit Loans and the assignment of the Purchase Agreements by the Assignor.

13. Notwithstanding the assignment of the Purchase Agreements by either the Assignor or the Assignee, this Assignment Agreement shall not be deemed assigned by the Seller or the Assignor unless assigned by separate written instrument.

14. For the purpose for facilitating the execution of this Assignment Agreement as herein provided and for other purposes, this Assignment Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

15. The parties hereto intend to treat the transfer of the Mortgage Loans to the Assignee as provided herein as a sale of all the Assignor’s right, title and interest in and to the Mortgage Loans, whether now existing or hereafter created, and the other property described above and all proceeds thereof. In the event such transfer is deemed not to be a sale for such purposes, the Assignor grants to the Assignee, a security interest in all of such party’s right, title and interest in, to and under the Mortgage Loans, whether now existing or hereafter created, and the other property described above and all proceeds thereof; and this Agreement shall constitute a security agreement under applicable law.

[signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Assignment Agreement to be executed by their duly authorized officers as of the date first above written.

TERWIN ADVISORS LLC Assignor

By:

Name:

Title:

GREENPOINT MORTGAGE SECURITIES LLC, Assignee

By:

Name:

Title:

GREENPOINT MORTGAGE FUNDING, INC., Seller

By:

Name:

Title: